Exhibit 10.22
TELEFLEX INCORPORATED 2023 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of the Grant Date (set forth below) between Teleflex Incorporated (the “Company”) and the individual below (referred to herein as “Participant”):

Participant:
Grant Date:
Terms used in this Agreement with initial capital letters without definition are defined in the Teleflex Incorporated 2023 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.

1.Option Shares. On the Grant Date, the Company hereby grants to Participant the option (the “Option”) to purchase, in the aggregate, the number shares of the Company’s common stock, par value $1.00 per share (the “Shares”) set forth below, pursuant and subject to the terms of the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Option granted hereby is a Nonqualified Stock Option.

2.Exercise Price. The purchase price per Share upon exercise of the Option is:

3.Vesting. Subject to the terms of the Plan, provided that Participant continues to be an Employee, Consultant or Non-Employee Director of the Company or a Subsidiary or other Affiliate, the Option shall vest and become exercisable (i.e., Shares may be purchased) according to the following schedule:
(a)on the 1st anniversary of the Grant Date, one-third of the Option vests and becomes exercisable (i.e., one-third of the total number of Shares may be purchased);

(b)on the 2nd anniversary of the Grant Date, an additional one-third of the Option vests and becomes exercisable (i.e., an additional one-third of the total number of Shares may be purchased); and

(c)on the 3rd anniversary of the Grant Date, the final one-third of the Option vests and becomes exercisable (i.e., the Option may be exercised in full; the remaining one-third of the total number of Shares may be purchased).

Except as otherwise set forth herein or in the Plan, the Option shall expire on the 10th anniversary of the Grant Date (the “Grant Expiration Date”), and, from and after such date, shall not be exercisable with respect to any vested portion as to which the Option has not been exercised.

The number of Shares, the exercise price thereof and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. The total number of Shares referred to in this Section means, at any relevant time, the number of shares stated in Section 1 hereof as such number shall then have been adjusted pursuant to the Plan. Notwithstanding the foregoing, in the event of a Change of Control prior to Participant’s Termination of Employment, the Option becomes fully vested and exercisable.

4.Termination of Employment.

(a)In General. If Participant’s Termination of Employment occurs for a reason other than Participant’s death, Disability or Retirement:

(i)any portion of the Option that has not vested as of the date of Termination of Employment will automatically be canceled and forfeited and Participant shall not be entitled to any further rights in respect thereof; and

(ii)Participant will have 90 days from the date of Termination of Employment or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable as of the date of Termination of Employment.

Notwithstanding any provision of the Plan to the contrary, if Participant is an Employee on the Grant Date and Participant’s employment with the Company and its Affiliates as an Employee terminates but Participant continues to provide services to the Company and its Affiliates in a Consultant or Non-employee Director capacity immediately following such termination of employment, (i) the change in status from Employee to Consultant or Non-employee Director shall not be treated as a Termination of Employment for purposes of this Agreement; and (ii) Participant shall be treated as having a Termination of Employment for purposes of this Agreement upon the date Participant ceases to be a Consultant (i.e., the date the applicable consulting agreement terminates) or the date Participant ceases to be a Non-employee Director (i.e., the date of termination from membership on the Board), as applicable. If Participant’s status changes from Employee to Consultant or Non-employee Director, the terms of this Agreement and the terms of the Plan applicable to Options awarded to Employees shall continue to apply to the Option (e.g., if Participant becomes a Non-employee Director the terms of the Plan applicable to Options awarded to Non-employee Directors do not become applicable to the Option).
Notwithstanding the above, if the Termination of Employment is a Termination for Cause, as determined by the Administrator, any outstanding and unexercised portion of the Option shall be immediately canceled as of the date of the Termination of Employment.

(b)Death or Disability. If Participant’s Termination of Employment occurs due to Participant’s death or Disability:

(i)any portion of the Option that has not vested as of the date of Termination of Employment shall vest in full as of the date of Participant’s death or Disability; and

(ii)the Option (including any portion that vested pursuant to subsection (b)(i)) shall remain exercisable for a period of one year after such Termination of Employment or until the Grant Expiration Date, whichever period is shorter.

(c)Retirement. If Participant’s Termination of Employment occurs due to Participant’s Retirement:

(i)any portion of the Option that has not vested as of the date of Termination of Employment will become ratably vested (rounded up or down to the nearest whole Share) based upon the full months of the total vesting period elapsed from the Grant Date to the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to a voluntary Termination of Employment, the terms of this subsection (c)(i) shall not apply with respect to any Option granted less than six months prior to the effective date of such Termination of Employment; and

(ii)the Option, to the extent vested and exercisable as of the date of Termination of Employment (including any portion of the Option that is ratably vested pursuant to subsection (c)(i)), shall remain exercisable for a period of five years after the date of the Termination of Employment or until the Grant Expiration Date, whichever period is shorter.

5.Method of Exercise and Payment of Price.

(a)Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company’s third-party equity plan administrator, which will:

(i)state the number of Shares with respect to which the Option is being exercised; and

(ii)if the Option is being exercised by anyone other than Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b)Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i)in cash;

(ii)by check or wire transfer (denominated in U.S. Dollars);

(iii)subject to any conditions or limitations established by the Administrator, other Shares which:

(A)have been owned by Participant for more than six months on the date of surrender (unless this condition is waived by the Administrator); and

(B)have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to Participant in cash);

(iv)subject to any conditions or limitations established by the Administrator, by the Company’s retention of the number of Shares otherwise issuable upon exercise of the Option at least equal to the exercise price (it being agreed that any excess of the Fair Market Value of the retained Shares over the aggregate exercise price shall be refunded to Participant in cash);

(v)consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; or

(vi)any combination of the foregoing methods of payment.

6.Transfer; Representatives; Successors and Assigns. The Option shall be transferable only at Participant’s death, by Participant’s will or pursuant to the laws of descent and distribution. During Participant’s lifetime, the Option may not be exercised by anyone other than Participant or, in the event of Participant’s incapacity, Participant’s legal representative. In the event of Participant’s death, the Option may be exercised by Participant’s legal representative or legatee(s) under Participant’s will. Except as expressly set forth in this Section 6, the Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, including, but not limited to, any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The terms of this Agreement shall be binding upon the executors, representatives, administrators, successors and permitted assigns of Participant.

7.Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Participant or their successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company.

8.Privileges of Stock Ownership. Participant (and Participant’s designated beneficiary) shall not have any of the rights of a shareholder with respect to any of the Shares (e.g., the rights to vote and receive dividends) until the Shares are issued to Participant following the exercise of all or part of the Option.

9.Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the Commonwealth of Pennsylvania and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

10.Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

11.Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant hereunder and participation in the Plan or future Options that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

12.Notices. All notices, requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

13.Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

14.Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

15.Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

16.No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary or other Affiliate employing Participant during the term hereof.

17.Participant Acknowledgements. In accepting the Option, Participant acknowledges and agrees that:

(a)Any notice period mandated under Applicable Law shall not be treated as service for the purpose of determining the vesting of the Option; and Participant’s right to vesting of the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under Applicable Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b)The Plan is established voluntarily by the Company. It is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options or other Awards, or benefits in lieu of options or other Awards, even if options or other Awards have been granted repeatedly in the past. All decisions with respect to future Option grants or other Award grants, if any, will be at the sole discretion of the Company.

(d)Neither this Agreement nor Participant’s participation in the Plan (i) constitutes a contract of employment or guarantee of employment of Participant for any length of time; (ii) creates a right to further service with the Company, a Subsidiary or another Affiliate; or (iii) shall limit or interfere in any way with the right of the Company, a Subsidiary or another Affiliate to terminate Participant’s service at any time, with or without Cause, subject to Applicable Law.

(e)Participant is voluntarily participating in the Plan.

(f)The Option is (i) an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or any Affiliate, and which is outside the scope of Participant’s employment contract, if any; and (ii) not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.

(g)The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.

(h)No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares and Participant irrevocably releases the Company and any Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.

18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.Right of Set-Off. By accepting this Option, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Subsidiary or other Affiliate from time to time (including, but not limited to, amounts owed to Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or any Subsidiary or other Affiliate under this Agreement.

20.Withholding Tax.

(a)Generally. Participant is liable and responsible for all taxes owed in connection with the exercise of the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option.

(b)Payment of Withholding Taxes. Concurrently with the payment of the exercise price pursuant to Section 5 hereof, Participant is required to arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”) in a manner acceptable to the Company. Any manner provided for in Section 5(b) hereof shall be deemed an acceptable manner to satisfy the Tax Withholding Obligation unless otherwise determined by the Company.

21.No Representations Regarding Tax Treatment or Consequences. Participant acknowledges and agrees that (a) the Company has made no warranties or representations to Participant with respect to the tax treatment or consequences (including, but not limited to, income tax treatment or consequences) related to the Option granted under this Agreement or the treatment or consequences of any tax withholding in connection with the exercise of the Option granted under this Agreement; (b) the Company does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s tax liability or any Tax Withholding Obligations; and (c) Participant is in no manner relying on the Company or its representatives for an assessment of such tax treatment or consequences. Participant further acknowledges that there may be adverse tax consequences upon disposition of the Shares acquired pursuant to the exercise of the Option and that Participant has been advised that they should consult with their own attorney, accountant and/or tax advisor regarding the consequences thereof. Participant also acknowledges that (y) the Company has no responsibility to structure the Option or the exercise of the Option or to take or refrain from taking any other actions in order to achieve a certain tax result for Participant; and (z) there may be adverse tax consequences upon the vesting or exercise of the Option or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

22.Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

23.Acceptance. Participant acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement.

24.Data Privacy.

(a)Participant voluntarily and explicitly consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of their personal data as described in this Agreement and any other award materials by and among, as applicable, the Company and any Subsidiaries or other Affiliates for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. If Participant does not choose to participate in the Plan, their employment status or service with the Company and any Subsidiaries or other Affiliates will not be adversely affected.

(b)Participant understands that the Company and any Subsidiaries or other Affiliates may collect, hold, process and disclose, certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in their favor, for the purposes of implementing, administering and managing the Plan (the “Data”).

(c)Participant further understands that the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, management and administration of the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Participant understands that these recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than Participant’s country. Participant understands that they may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing their participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares.

(d)Participant agrees and acknowledges that (i) the Data will be held only as long as is necessary to implement, administer and manage the Plan; (ii) Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw consent to the use and transfer of the Data, without cost, by delivering such revocation or withdrawal of consent in writing to the Company; and (iii) refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan thereafter (including the right to retain the Option).
25.Country-Specific Terms, Conditions, and Notices. Notwithstanding any provisions in this Agreement, the Option shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Appendix”). Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant unless determined otherwise by the Company.

TELEFLEX INCORPORATED

By:

Name:

Title:

Attest:

Name
Title:

Accepted by:

Participant
4888-5685-2044.2

APPENDIX TO
TELEFLEX INCORPORATED 2023 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
FOR NON-US PARTICIPANTS
This Appendix includes additional notifications, terms and conditions that govern the Non-Qualified Stock Option Award granted to Participant under the Plan if Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.
Participant understands and agrees that the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Non-Qualified Stock Option Award vests under the Plan and this Agreement.
Participant further understands and agrees that if Participant is a citizen or resident of a country other than the one in which Participant is working as of the Grant Date, transfers employment after the Grant Date of the Non-Qualified Stock Option Award, or is considered a resident of another country for Applicable Law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BRAZIL
Terms and Conditions
Nature of Grant
The following provisions supplement Section 15 of this Agreement.
By accepting this Non-Qualified Stock Option Award, Participant acknowledges, understands and agrees that (i) Participant is making an investment decision, (ii) Participant will be entitled to vest in the Non-Qualified Stock Option Award, and receive Shares pursuant to the Non-Qualified Stock Option Award, only if the vesting conditions are met and any necessary services are rendered by Participant between the Grant Date and the vesting date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.
Compliance with Law
By accepting this Non-Qualified Stock Option Award, Participant acknowledges, understands and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the acquisition of the Shares, the receipt of any dividends, and the sale of Shares acquired under the Plan.
Notifications
Exchange Control Information
If Participant is a resident or is domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil, including any Shares acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
Tax on Financial Transaction
If Participant repatriates the proceeds from the sale of Shares or receipt of any cash dividends and converts the funds into local currency, Participant may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to pay any applicable Tax on Financial Transactions arising from participation in the Plan. Participant should consult with Participant’s personal tax advisor for additional details.
CHILE
Notifications
Exchange Control Information
Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If Participant’s aggregate investments held outside of Chile meets or exceeds US$5,000,000 (including the value of Shares received under the Plan), Participant must report the status of such investments quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from the sale of Shares or from the receipt of dividends paid on Shares.

Securities Law Information
The offer of the Non-Qualified Stock Option Award constitutes a private offering in Chile effective as of the Grant Date. The offer of the Non-Qualified Stock Option Award is made subject to general ruling n° 336 of the Commission for the Financial Market (Comisión para el Mercado Financiero, “CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Non-Qualified Stock Option Award is not registered in Chile, the Company is not required to provide information about the Non-Qualified Stock Option Award or Shares in Chile. Unless the Non-Qualified Stock Option Award and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Further, if Participant wishes to receive a credit against Participant’s Chilean income taxes for any taxes paid abroad, Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired upon settlement of the Non-Qualified Stock Option Award must be registered with the CIRS’s Foreign Investment Registry.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement
By accepting this Non-Qualified Stock Option Award, Participant acknowledges that pursuant to Article 128 of the Columbia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes. Therefore, the Non-Qualified Stock Option Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, including but not limited to legal/fringe benefits, vacations, indemnities, payroll taxes and social insurance contributions.
Securities Law Information
The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this Agreement should be construed as the making of a public offer of securities in Colombia.
Notifications
Exchange Control Notification
Investments in assets located outside of Colombia (including the Shares) are subject to registration with the Central Bank (Banco de la República) as a foreign investment held abroad, regardless of value. Further, upon the sale of any Shares that have been registered with the Central Bank, the registration must be cancelled by March 31 of the year following the sale. You may be subject to fines for failing to cancel such registration.
All payments for investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
Foreign Asset/Account Reporting Notification
An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.

NEW ZEALAND
Notification

Securities Law Notice. The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via the website or hard copy.

A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.

Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 ("FMCA") or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan.  To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.

The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan.  The Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.

Warning. If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference Shares have been paid. The Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an equity incentive plan.

As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.

The Participant has a right, upon request, to receive from the Company free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report.  The relevant financial statements are those of the Company and its Subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to Global Compensation.

The Participant is encouraged to ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

015184.000077 4882-7508-5390.2